SHANGHAI COMMERCIAL BANK LTD
(INCORPORATED IN HONG KONG)
KWUN TONG BRANCH	FAX NO	(852) 27978061
57-61 HONG NING ROAD, KWUN TONG	TEL NO	(852) 23894373
KOWLOON, HONG KONG

Confidential

Our Reference: CC09/343/0600070

January 6, 2006

Ms Lam Siu Kuen
Director
Best Allied Industrial Ltd
7/F, DJ Building
173 Hoi Bun Road
Kwun Tong, Kowloon

Dear Ms Lam,

Re: Banking Facility

As discussed, we are pleased to offer the additional banking facility ("Facility") as describe in this letter ("Facility Letter" to you subject to the provisions herin contained, the Terms and Conditions and the Appendix hereto. Please note that the Appendix forms and integral part of this Facility Letter and the terms and expressions used herein are as define and construed in the Appendix.

Description of Facility	Features

Corporate Tax Loan ("CTL") for $38,394 USD (HK $300,000)	- Interest is to be charged at Prime. At current Prime, the effective interest rate is 8% p.a.

- The CTL is to be repaid in full by 12 monthly instalments, currently of $3,391 USD (HK$26,500) each inclusive of interest commencing one month after the CTL draw-down date. The monthly instalment amount will vary with the changes in the interest rate.

- Purpose of the CTL is for payment of your corporation tax and your business use.

Security	: An existing all monies continuing guarantee given by Ms Lam Siu Kuen with unlimited amount in our favour (“Security Document”).

Loan Fee	: As a goodwill gesture, it has been waived.

Please indicate your acceptance of the Facility by signing and returning the enclosed duplicate of this letter within 14 days hereof, after which the offer in this letter will lapse. This letter shall be supplemental and additional to our previous letters dated January 5, 2006 and February 7, 2005 and the aforesaid letters shall be amended to the extent therin contained. Words and phrases not otherwise defined herin shall have the meaning ascribe to them in the previous letters. If and to the extent there is any inconsistency between this letter and the said letters, the terms of this letter shall prevail.

We also enclose a set of documents which should be completed and returned to us. If you have any queries regarding the completion of the required documents or this letter, please do not hesitate to contact Mr. Lee Man Kue, Branch Manager at 22701888 or Mr Liu Fut Tim, Assistant Relationship Manager at 22701828.

We offer an array of wealth management and insurance products to meet your corporate and personal needs. Your designated officer will be glad to introduce our professional staff to you for tailoring the most suitable insurance and investment plan at your choice so you can secure yourselves with various types of protection and grow your wealth continuously.

Yours sincerely, For and on behalf of Shanghai Commercial Bank Ltd

Authorized Signatures

We agree to accept the Facility and be bound by all the Terms and Conditions as the Borrower	I agree to be bound by the above terms as the Guarantor

Borrower: Best Allied Industrial Ltd	Guarantor: Lam Siu Kuen
Date:	Date:

SHANGHAI COMMERCIAL BANK LTD
(INCORPORATED IN HONG KONG)
KWUN TONG BRANCH	FAX NO	(852) 27978061
57-61 HONG NING ROAD, KWUN TONG	TEL NO	(852) 23894373
KOWLOON, HONG KONG

Confidential

Our Reference: CC09/343/0600061

January 5, 2006

Ms Lam Siu Kuen
Director
Best Allied Industrial Ltd
7/F, DJ Building
173 Hoi Bun Road
Kwun Tong, Kowloon

Dear Ms Lam,

Re: Banking Facility

As discussed, we are pleased to offer the additional banking facility ("Facility") as describe in this letter ("Facility Letter" to you subject to the provisions herin contained, the Terms and Conditions and the Appendix hereto. Please note that the Appendix forms and integral part of this Facility Letter and the terms and expressions used herein are as define and construed in the Appendix.

Description of Facility	Features

Instalment Loan (“Loan”) for $162, 535 USD (HK$1,270,000)	- Interest is to be charged at 0.75% p.a. below Prime. At current Prime of 8% p.a., the effective interest rate is 7.25% p.a.

- The Loan is to be repaid in full by 120 monthly instalments, currently of $1,910 USD (HK$14,925) each inclusive of interest commencing one month after the Loan draw-down date. The monthly instalment amount will vary with the changes in the interest rate.

- Purpose of the Loan is solely for financing the acquisition of the property located at Unit C, 4/F, Yip Win Factory Buildings, 10 Tsun Yip Lane, Kowloon (“Property”)

Security	: 1. An all monies first legal charge in our favour over the Property, where you are the Chargor;

2. An existing all monies continuing guarantee given by Ms Lam Siu Kuen with unlimited amount in our favour.

(Collectively, the “Security Document”)

Fire Insurance
: An insured amount equivalent to the estimated reinstatement value of the Property as determined by us showing our Bank as the loss payee is covered by us at your expense, unless the Property is covered for no less than the requisite amount by a Master Policy. The insured amount will be subject to our periodic review.

Loan Fee	: As a goodwill gesture, it has been waived.

Please indicate your acceptance of the Facility by signing and returning the enclosed duplicate of this letter within 14 days hereof, after which the offer in this letter will lapse. This letter shall be supplemental and additional to our previous letters dated February 7, 2005 and the aforesaid letters shall be amended to the extent therin contained. Words and phrases not otherwise defined herin shall have the meaning ascribe to them in the previous letters. If and to the extent there is any inconsistency between this letter and the said letters, the terms of this letter shall prevail.

We also enclose a set of documents which should be completed and returned to us. If you have any queries regarding the completion of the required documents or this letter, please do not hesitate to contact Mr. Lee Man Kue, Branch Manager at 22701888 or Mr Liu Fut Tim, Assistant Relationship Manager at 22701828.

We offer an array of wealth management and insurance products to meet your corporate and personal needs. Your designated officer will be glad to introduce our professional staff to you for tailoring the most suitable insurance and investment plan at your choice so you can secure yourselves with various types of protection and grow your wealth continuously.

Yours sincerely, For and on behalf of Shanghai Commercial Bank Ltd

Authorized Signatures

We agree to accept the Facility and be bound by all the Terms  I agree to be bound by the above terms as the Guarantor and Conditions as the Borrower and Chargor.

Borrower: Best Allied Industrial Ltd	Guarantor: Lam Siu Kuen
Chargor:	Date:
Date:

SHANGHAI COMMERCIAL BANK LTD
(INCORPORATED IN HONG KONG)
KWUN TONG BRANCH	FAX NO	(852) 27978061
57-61 HONG NING ROAD, KWUN TONG	TEL NO	(852) 23894373
KOWLOON, HONG KONG

Confidential

Our Reference: CC05/343/0501022

February 7, 2005

Ms Lam Siu Kuen
Director
Best Allied Industrial Ltd
Blocks G & H, 3/F, Wang Kwong Industrial Building
45 Hung To Road
Kwun Tong, Kowloon

Dear Ms Lam,

Re: Banking Facility

As discussed, we are pleased to offer the additional banking facility ("Facility") as describe in this letter ("Facility Letter" to you subject to the provisions herin contained, the Terms and Conditions and the Appendix hereto. Please note that the Appendix forms and integral part of this Facility Letter and the terms and expressions used herein are as define and construed in the Appendix.

Description of Facility	Features

O/D to be increased from $163,815 USD (HK$1,280,000) to $191,971 USD (HK$1,500,000) on Checking Account No. 343-82- 03976-8
- Interest is on O/D to be charged at 1% p.a. (originally at 1.5% p.a) over Prime or 2% p.a. over the overnight HIBOR, whichever is higher. At current Prime of 5% p.a., the effective interest rate is 6% p.a (a reduction of 0.5% p.a. from the original interest rate).

Revolving Trading Financing Facilities:	- Interest on I/B and P/L in HK Dollars is to be charged at 1.5% p.a. over Prime. At current Prime of 5% p.a., the effective interest rate is 6.5% p.a.

(i) for L/C, I/B, T/R and P/F to be increased from $639,902 USD (HK$5,000,000) to $767,882 USD (HK$6,000,000), within which, T/R and P/L are subject to a sub-limit of $639,902 USD (HK$1,500,000)	- Interest on I/B and P/L in US Dollars is to be charged at 0.5% p.a. over US Prime. At current Prime of 5.5% p.a., the effective interest rate is 6% p.a.

(ii) not to exceed $895,862 USD (HK$7,000,000) for O/B	- Otherwise, interest and fees are to be charged at our prevailing rates applicable to trade financing facilities.

- I/B is to be repaid within 90 days from the delivery of goods and/or documents under our L/C, less any usance/credit periods granted by your suppliers.

- P/L is available up to 70% of the unused value of export L/Cs lodged with us and issued in your favour by banks acceptable to us.

C/P to be decreased from $38,394 USD (HK$300,000) to $12,769 USD (HK$100,000)	- Negotiation of O/B containing discrepancies is to be effected against your Letter of Indemnity

Corporate Tax Loan No. 343-61-00318-4 (“CTL”) with an outstanding balance of $64,103 USD (HK$500,883.90) as at February 5, 2005 (HK$52,200) each inclusive of interest. The monthly instalment	- C/P is available for purchase of the drafts or cheques in your favour issued by banks or your buyers drawn on banks subject to our discretion

- Interest is on CTL to be charged at 05% p.a. over Prime. At current Prime of 5% p.a., the effective interest rate is 5.5% p.a.

- The outstanding balance of the CTL is to be repaid in full by the remaining 10 monthly instalments, currently of $6,665 USD amount will vary with the changes in the interest rate.

Security	: 1. A charge on cash deposit and/or investment products acceptable to us for not less than $575,912 USD (HK$4,500,000) or its equivalence held in the name of Ms Lam Siu Kuen;

2. An existing all monies debenture incorporating a floating charge on all of your assets and a fixed and floating charge on all relevant textile Export Quota for not less than $255,961 USD (HK$2,000,000,000) in our favour;

3. An existing all monies continuing guarantee given by Ms Lam Siu Kuen with unlimited amount in our favour.

(Collectively, the “Security Document”)

Facility Fee	: An annual fee for $2,112 USD (HK$16,500) will be debited from your Checking Account

Please indicate your acceptance of the Facilities by signing and returning the enclosed duplicate of this letter within 14 days hereof, after which the offer in this letter will lapse. This letter shall be supersede our previous letters dated November 13, 2004 and February 26, 2004.

We also enclose a set of documents which should be completed and returned to us. If you have any queries regarding the completion of the required documents or this letter, please do not hesitate to contact Mr. Lee Man Kue, Branch Manager at 22701888 or Mr Liu Fut Tim, Assistant Relationship Manager at 22701828.

We offer an array of wealth management and insurance products to meet your corporate and personal needs. Your designated officer will be glad to introduce our professional staff to you for tailoring the most suitable insurance and investment plan at your choice so you can secure yourselves with various types of protection and grow your wealth continuously.

Yours sincerely, For and on behalf of Shanghai Commercial Bank Ltd

Authorized Signatures

We agree to accept the Facilities and be bound by all the Terms  I agree to be bound by the above terms as the Chargor and Guarantor and Conditions as the Borrower and Chargor.

Borrower: Best Allied Industrial Ltd	Chargor and Guarantor: Lam Siu Kuen
Chargor:	Date:
Date:

Industrial and Commercial Bank of China (Asia) Limited
33/F., ICBC Tower, 3 Garden Road
Central, Hong Kong
Tel: 25881188
Fax: 2805 1166

Private & Confidential

Date: 26 June 2006
Our Ref: NTM-3/MK/CRA

(A) Yin Kee Weaving Factory Limited
(B) Asian Point Investment Limited
Flat K, 16/F, Phase 2,
Superluck Industrial Centre,
57 Sha Tsui Road,
Tsuen Wan, N.T.

Dear Sirs,

Banking Facilities

With reference to our recent discussions, we, Industrial and Commercial Bank of China (Asia) Limited (the “Bank”), are pleased to offer the following banking facilities to you (the “Borrower”), subject to the terms and conditions outlined below, the Bank’s General Agreement - General Banking Facilities (Form No. 110-1104B/0602/GH) and other agreements, periodic review, amendments and withdrawal at our sole and absolute discretion. You are advised to read and understand the terms and conditions, and seek independent legal advice, before accepting this Facility Letter.

1. FACITLIES

For account of (A)

OVERDRAFT FACILITIES

Limit:	$409,537 USD (HKD3,200,000). - (previously $357,521 (HKD 2,800,000).-)

Interest:	Payable monthly at our HKD Best Lending Rate OR prevailing funding cost, whichever is higher, plus 2% p.a. all rates subject to fluctuations at our discretion.

LOAN NO. 861229054283
Outstanding as at date:	$35,247 USD (HKD 275,522.66)

Interest:	Payable monthly at 9.25% p.a. (1% p.a. above our HKD Best Lending Rate), both rates subject to fluctuations at our discretion.

Repayment:	Continues to be repaid by consecutive monthly instalments of $2,221 USD (HKD17,353.95) each inclusive of interest until final balance is fully repaid.

Upon revision of interest rates, the amount of the monthly instalment of principal and interest and/or the number of instalments may be varied at our sole discretion.

Please arrange for adequate funding in your account to cover the payments on our before their respective due dates. Where there are insufficient funds in your account(s) with us, we may (be we are not obliged to do so) in our discretion, debit your current account for the payment even though this may create an overdraft in such account in which case our unauthorised overdraft interest rate shall apply.

For sharing between (A) and (B)

OPENNING OF LETTERS OF CREDIT , DRAFTS OUSTANDING, TRUST RECEIPTS, INVOICE TRUST RECEIOTS &/OR  NEGOTIATION OF LETTERS OF CREDIT UNDER LETTERS OF GUARANTEE

Limit:	$486,325 USD (HKD3,800,000).-(previously $383941USD (HKD3,000,000).-)

Invoice trust receipts can be drawn against invoices from suppliers acceptable to us with payment made directly to their accounts.

ISSUANCE OF STANBY LETTER OF CREDIT ON YOUR BEHALF IN FAVOUR OF PRO CUSTOMS

(Sublimit of the above trade limit of $486,325 USD (HKD3,800,000).-)

Limit:	$127,980 USD (HKD 1,000,000).-

Please note that the maixmun period for repayment of Drafts, Trust Receipts and Invoice Trust Receipts is 90 days. For HKD bills, interest will be charged at our HKD Best Lending Rate OR our prevailing funding cost, whichever is higher, plus 0.5% p.a., all rates subject to fluctuations at our discretion.

BOOKING OF FORWARD EXCHANGE CONTRACT

(Sublimit of the above trade limit of $486,325 USD (HKD3,800,000).-)

Limit:	$127,980 USD (HKD 1,000,000).-

This limit is for indication only. The actual limite available is subject to adjustment at our discretion.

Unless otherwise specified, interest shall be accrued on daily basis and be calculated on the basis of the actual number of days elapsed and a 365-day year (including leap years) for Hong Kong Dollar and Great British Pounds/sterling or a 360-day year for other currencies.

Whilst the aforesaid facilities are outstanding, all property, assets and goods constituting security for such facilities will be insured in such amounts as we may in our discretion so stipulate.

All existing facilities and modifications thereto, other facilities and other liabilities of whatsoever nature, whether contingent or actual, existing or in the future, quantified or not, alone or with others, as principal or surety, or otherwise, may be granted or incurred at our discretion.

2. CHARGES

2.1 A set up fee of $383 USD (HKD3,000).- will be charged to the current account of (A) upon implementation of the revised facilities.

2.2 An annual facilities fee of $383 USD (HKD3,000).- (subject to revision at our discretion) will continue to be charged to the current account of (A) in November of each year, which is non-refundable.

2.3 A reassignment fee of $115 USD (HKD900).- (subject change at our discretion) will be paid upon discharge of each mortgaged property mentions in Clauses 5(a) i), 5(a) ii) and 5(a) iii).

2.4 After full settlement/cancellation of the above facilities, if the title deeds and documents of any mortgaged property are not withdrawn within 60 days from our notice, a non-refundable custodian fee of $226 USD (HKD2,000).- per annum (subject to change at our discretion) on each property will be charged to your account each year.

3. AVAILABLITY AND REPYAMENT ON DEMAND

The availability of the facilities is subject to your execution of all required documents in form and substance satisfactory to us. In addition, the above facilities are subject to our periodic review, and it is expressly agreed that the facilities will at all times be available at the sole and absolute discretion of the Bank. Notwithstanding any other provisions contained in the Facility Letter or in any other documents, we reserve the overriding right at anytime to demand immediate repayment and/or cash collaterlisation of all or any part of the Borrower’s outstanding indebtedness, liabilities and obligations under or in connection with facilities, whether actual or contingent, primary or collateral, existing or in the future, matured or not. The Borrower shall duly comply with each such demand.

4. DEFAULT INTEREST

Any amount outstanding under this Facility Letter which is unpaid on the due date or exceeds the permitted facility amount shall bear interest at the Bank’s the prevailing overdue or over limit interest rate, and may be compounded monthly or at such other intervals as the Bank determines. The Bank may, without prejudice to its other rights, increase the interest rate on the entire amount outstanding under this Facility Letter automatically (without prior notice) as soon as and if any amount becomes overdue notwithstanding anything to the contrary contained in any other documents or security deeds.

5. SECURITY

The facilities are granted against the following securities (the “Securities”) :-

(a) All monies First Legal Charges on:-

i) “Flat D, 28/F, Block 1, Tsuen Kam Centre, No. 342 Castle Peak Road, Tsuen Wan, N.T.”

ii) “Unit 3, 7/F, Hung Lee Court (Block E), No. 100 Baker Street, Hunghom Bay Centre, Hung Hom, Kowloon”

iii) “Workshop, I, J, K, 13/F, Phase 2, Superluck Industrial Centre, 57 Sha Tsui Road, Tsuen Wan, N.T.” duly executed in our favour and registered for accounts of (A) and (B).

Fire insurance on the above-mentioned properties for the total facility amount/replacement value shall be obtained by you from an insurer on our approved list and all insurance premium in respect thereof will be for your account. The fire insurance must denote us as the beneficiary/sole loss payee, and the relative policy together with the premium receipts are to be lodged with us.

You have options to take out the fire insurance for the properties on the basis of either its reinstatement value or the loan amount (as long as such loan amounts is no less than the updated reinstatement value). Please note however that if insurance is taken out to cover reinstatement value, you may be liable for such annual re-valuation cost over properties. Please also note that your option of choosing another insurer shall be subject to our Bank’s approval and may involve extra procedure and fee.

(b) A Guarantee from Mr. Fan Kwok Wing and Md. Szeto Mei Ling (each a “Guarantor”) for $799,877 USD (HKD6,250,000).- duly executed in our favour for accounts (A) and (B).

(c) Cross Guarantees between (A) and (B) (each a “Guarantor”) for $799,877 USD (HKD6,250,000).- duly executed in our favour.

(d) A Guarantee from Mr. Fan Kwok Wing and Mdm. Szeto Mei Ling (each a “Guarantor”) for $934,245 USD (HKD7,300,000).- to be executed in our favour for accounts of (A) and (B). Upon receipt of the same to our satisfaction, we shall release the existing one as mentioned in Clause 5(b).

(e) Cross Guarantees between (A) and (B) (each a “Guarantor”) for $934,245 USD (HKD7,300,000).- to be executed in our favour. Upon receipt of the same to our satisfaction, we shall release the existing one as mentioned in Clause 5(c).

(f) Any other securities as may be required by us from time to time.

6. UNDERTAKINGS

6.1 The Borrower at all times shall comply with the following undertakings:

(a) Deliver to the Bank a signed copy of the Borrower’s annual audited financial statements within 6 months after each of its financial year-ends.

(b) Immediately inform the Bank of any change of the Borrower’s directors and/or shareholders or amendment to its constitutional documents.

(c) Provided any other documents as may reasonably be requested by the Bank from time to time.

6.2 The Borrower’s failure for any reason whatsoever to comply with any of the aforesaid undertakings constitutes an event of default and all amounts (actual or contingent, existing or in the future) due or owing by the Borrower shall, without any demand, become immediately due and payable unless a waiver in writing is given by us.

7. CONSOLDIATION OF FACILTIES & SECURTIES

7.1 The Borrower/Guarantor/Mortgagor hereby jointly and severally acknowledge that the facilities herein described shall be given in addition to other facilities which the Bank may have granted or may in the future grant to the Borrower above or jointly with other parties (hereinafter collectively called “the Facilities”).

7.2 The Borrower/Guarantor/Mortgagor hereby jointly and severally acknowledge that the security herein described shall be given an addition to other securities which the Bank may have received or may in the future received from any parties who may or may not be a party or parties in this Facility Letter.

7.3 The Bank may without notice to the Borrower/Guarantor/Mortgagor treat the Facilities as being integrated or consolidate the Facilities in such a manner as the Bank may deem fit at the Bank’s discretion.

7.4 The Securities shall at all times be treated as consolidated or collateralized to the extent that the Securities may or shall be treated as securities for the Facilities.

8. OTHER TERMS AND CONDITIONS

8.1 The Borrower acknowledges that the securities described in Clause 5(a) i), 5(a) ii) and 5(a) iii) are subject to written valuations reports addressed to the Bank and prepared by the Bank’s appointed valuer confirming that the open market values of the mortgaged properties are not less than $223,966 USD (HKD1,750,000).-, $236,764 USD (HKD1,850,000).- and $371,143 USD (HKD2,900,000).- respectively.

8.2 All costs, expenses and charges including legal fees and other out-of-pocket expenses are to be borne by you. All fees paid are non-refundable whether or not any facility is drawn down or used.

8.3 Our certificate as to a rate or any amount owing from you to us is except for manifest error, conclusive and binding on you.

8.4 If any sum is payable by you but unpaid, the Bank may, without prior notice, combine all or any of your accounts anywhere with the Bank whether held singly or jointly with others and all your liabilities (whether actual or contingent, primary or collateral, future or existing, alone or jointly with others, matured or not). For such purpose, the Bank may convert any currency into another currency at the Bank’s spot rate, treat future liabilities as presently due after a discount by the Bank to preserve value in a commercial reasonable manner and reasonably estimate the amounts of contingent or unqualified liabilities. This is no intended to create a security interest.

8.5 The Bank shall be entitled to employ debt collecting agents to collect any sum due but unpaid by the Borrower under the facilities. The Borrower agrees and acknowledges that the Borrower has been warned, that the Borrower shall indemnify the Bank against all reasonable costs and expenses which the Bank may reasonably incur in the employment of debt collection agents.

9. GOVERNING LAW

This Facility Letter shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region and the Borrower agrees to submit the non-exclusive jurisdiction of the Courts of Hong Kong Special Administrative Region.

By accepting this Facility Letter, you hereby give consent to the Bank that: for as long as there are banking facilities available to you or there are outstandings owed to the Bank by you, (a) the Bank may provide the guarantors and third party security providers with copies of your application(s) for the facilities, facility letters, latest statement of account (if any), other financial information and demand letters; and (b) we are authorized to contact all relevant parties for verification purposes and to disclose any information about you/the guarantors/third parties for verification purposes and to disclose any information about you/the guarantors/ third party security providers to any third parties for the purpose of exchanging credit information, debt collection and/or any other reasonable purposes. You shall as soon as possible notify us in writing of any change of information provided to us an any difficulty you may have in repaying or servicing outstanding interest and/or principal. We may transfer our rights and obligations and disclose your information to any person proposing to enter into any contract with us or as required by law or any order or requirement of any court or regulatory authority.

The Hong Kong Monetary Authority has issued a supervisory guideline in relation to Commercial Credit Reference Agency (“CCRA”) requiring banks to collect and share credit data of small and medium-sized enterprises to be made available to designated CCRA. In this connection, if you are a qualifying enterprise as defined in the scheme at present or during the tenure of the banking facilities, your acceptance of facilities under this Facility Letter will constitute a continuing consent for the Bank to provide your credit data to the CCRA database. For details about CCRA scheme, please refer to the educational pamphlet issued jointly by the Hong Kong Association of Banks, the DTC Association and the Hong Kong Monetary Authority.

All payments by (B) hereunder shall be made in full without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of all present and future taxes, levies, imposts, duties, fees or other restrictions or conditions whatsoever unless the deduction or withholding is required by law, in which event (B) will:-

(i)	forthwith pay to us such additional amounts so that the net amount received by us will equal the full amount which would have been received by us had no such deduction or withholding been made; and

(ii)	pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding

If any deduction or withholding is required to be made by us in respect of any payment under this Facility Letter (B) will take the action referred to in paragraph (i), our certificates as to the amount required to be paid being conclusive.

Please note that Section 83 of the Banking Ordinance has imposed on us a bank certain limitations on advances to persons related to our directors and employees. In acknowledging this Facility Letter, you confirm to us that you are not in any way related to any of our directors or employees within the meaning of Section 83. You undertake to advise us promptly in writing if you become so related subsequent to this date.

Kindly signify your agreement to the foregoing by returning to us, duly signed, the enclosed duplicate of this Facility Letter. If no signed confirmation is received from you within one month from the date of this Facility Letter or if after you have returned to us on time the signed duplicate of this Facility Letter, the facilities (or the revised part where applicable) are not drawn down within three months from the date hereof, the facilities may be treated as cancelled at our absolute discretion.

We are pleased to be of service to you.

Yours faithfully,

For Industrial and Commercial Bank of China (Asia) Limited

Authorized Signatures

The Borrower hereby confirms that the Borrower understands the above terms and conditions and agrees to accept and abide by them:

Yin Kee Weaving Factory Limited	Asian Point Investment Limited
Date:	Date:

We agree to the terms and conditions set out above.

Fan Kwok Wing (Guarantor & Mortgagor)	Szeto Mei Ling (Guarantor & Mortgagor)
Date:	Date: